Exhibit 99.1

NEWS RELEASE
Contact: Martina Bar Kochva	48 South Service Road
Melville, NY 11747
(631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS FOURTH QUARTER AND FISCAL YEAR RESULTS

Melville, New York, Tuesday, May 1, 2012…..Park Electrochemical Corp. (NYSE-PKE) reported net sales of $43,676,000 for the fourth quarter ended February 26, 2012 compared to net sales of $51,201,000 for the fourth quarter ended February 27, 2011. Park’s net sales for the fiscal year ended February 26, 2012 were $193,254,000 compared to net sales of $211,652,000 for the fiscal year ended February 27, 2011.

Park reported net earnings before special items of $3,914,000 for the fourth quarter ended February 26, 2012 compared to net earnings of $8,285,000 for the fourth quarter of last year. In the fourth quarter ended February 26, 2012, the Company recorded a restructuring charge of $1,250,000 in connection with the closing of its Park Advanced Composite Materials, Inc. facility, located in Waterbury, Connecticut. Accordingly, net earnings for the fourth quarter ended February 26, 2012 were $3,151,000 compared to net earnings of $8,285,000 for the fourth quarter of last year.

For the year ended February 26, 2012, Park reported net earnings before special items of $23,150,000 compared to net earnings before special items of $33,933,000 for the prior fiscal year. In the 2012 fiscal year, the Company recorded special items consisting of the restructuring charge of $1,250,000 mentioned above and other pre-tax income of $1,598,000 relating to the settlement of certain lawsuits. In the year ended February 27, 2011, the Company recorded an additional charge of $1,312,000 in connection with the closure, in January 2009, of its Neltec Europe SAS business unit in Mirebeau, France.

Accordingly, net earnings were $23,442,000 for the year ended February 26, 2012 compared to net earnings of $32,621,000 for the year ended February 27, 2011.

Park reported diluted earnings per share before special items of $0.19 for the fourth quarter ended February 26, 2012 compared to diluted earnings per share of $0.40 for last year’s fourth quarter. Diluted earnings per share were $0.15 for the fourth quarter ended February 26, 2012

For the fiscal year ended February 26, 2012, Park reported diluted earnings per share before special items of $1.11 compared to diluted earnings per share before special items of $1.64 for the prior fiscal year. Diluted earnings per share were $1.13 for the year ended February 26, 2012 compared to diluted earnings per share of $1.58 for the prior fiscal year.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (800) 599-9816 in the United States and Canada and (617) 847-8705 in other countries and the required passcode is 21589736.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Monday, May 7, 2012. The conference call replay can be accessed by dialing (888) 286-8010 in the United States and Canada and (617) 801-6888 in other countries and entering passcode 44640456 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to generally accepted accounting principles (“GAAP”) financial measures, which include special items, such as restructuring and closure charges and the settlement of lawsuits. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure and high-end computing markets and advanced composite materials, parts and assemblies for the aerospace markets. Park’s core capabilities are in the areas of polymer chemistry formulation and coating technology. The Company’s manufacturing facilities are located in Singapore, China, France, Connecticut, Kansas, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts–unaudited):

	13 Weeks Ended		52 Weeks Ended
	2/26/12	2/27/11	2/26/12	2/27/11
Sales	$43,676	$51,201	$193,254	$211,652

Net Earnings before Special Items[1]	$3,914	$8,285	$23,150	$33,933
Special Items net of Tax	$(763)	$-	$292	$(1,312)
Net Earnings	$3,151	$8,285	$23,442	$32,621

Basic and Diluted Earnings per Share:
Basic Earnings before Special Items[1]	$0.19	$0.40	$1.12	$1.65
Special Items	$(0.04)	$-	$0.01	$(0.07)
Basic Earnings per Share	$0.15	$0.40	$1.13	$1.58

Diluted Earnings before Special Items[1]	$0.19	$0.40	$1.11	$1.64
Special Items	$(0.04)	$-	$0.02	$(0.06)
Diluted Earnings per Share	$0.15	$0.40	$1.13	$1.58

Weighted Average Shares Outstanding:
Basic	20,764	20,682	20,746	20,628
Diluted	20,816	20,777	20,792	20,675

1 Refer to "Reconciliation of GAAP to non-GAAP measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	2/26/12	2/27/11
Assets
Current Assets
Cash and Marketable Securities	$268,785	$250,444
Accounts Receivable, Net	23,533	29,822
Inventories	15,823	12,888
Other Current Assets	3,449	3,805
Total Current Assets	311,590	296,959
Fixed Assets, Net	38,695	41,292
Other Assets	15,703	15,557
Total Assets	$365,988	$353,808

Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payable	$8,427	$9,944
Accrued Liabilities	8,816	9,497
Income Taxes Payable	4,198	5,812
Total Current Liabilities	21,441	25,253
Deferred Income Taxes	1,062	1,460
Other Liabilities	274	1,787
Total Liabilities	22,777	28,500

Stockholders’ Equity	343,211	325,308

Total Liabilities and Stockholders' Equity	$365,988	$353,808

Equity per Share	$16.50	$15.70

Detailed operating information (in thousands – unaudited):

	13 Weeks Ended		52 Weeks Ended
	2/26/12	2/27/11	2/26/12	2/27/11

Net Sales	$43,676	$51,201	$193,254	$211,652
Cost of Sales	32,435	34,272	138,512	141,751
%	74.3%	66.9%	71.7%	67.0%
Gross Profit	11,241	16,929	54,742	69,901
%	25.7%	33.1%	28.3%	33.0%
Selling, General and Administrative Expenses	6,804	6,536	28,247	27,917
%	15.5%	12.8%	14.6%	13.2%
Restructuring Charge	1,250	-	1,250	1,312
%	2.9%	0.0%	0.6%	0.6%
Earnings from Operations	3,187	10,393	25,245	40,672
%	7.3%	20.3%	13.1%	19.2%
Other Income	203	228	2,406	645
%	0.4%	0.4%	1.2%	0.3%
Earnings before Income Taxes	3,390	10,621	27,651	41,317
%	7.8%	20.7%	14.3%	19.5%
Income Tax Provision	239	2,336	4,209	8,696
Effective Tax Rate	7.1%	22.0%	15.2%	21.0%
Net Earnings	3,151	8,285	23,442	32,621
%	7.2%	16.2%	12.1%	15.4%

Reconciliation of GAAP to non-GAAP measures (in thousands – unaudited):
GAAP Earnings before Income Taxes	$3,390	$10,621	$27,651	$41,317
Special Items:
Settlement of Certain Lawsuits	-	-	1,598	-
Restructuring Charge	(1,250)	-	(1,250)	(1,312)
Adjusted Earnings before Income Taxes	4,640	10,621	27,303	42,629
%	10.6%	20.7%	14.1%	20.1%
Income Tax Provision before Special Item	726	2,336	4,153	8,696
Effective Tax Rate	15.6%	22.0%	15.2%	20.4%
Net Earnings before Special Items	3,914	8,285	23,150	33,933
%	9.0%	16.2%	12.0%	16.0%

Detailed operating information before special items (in thousands – unaudited):

	13 Weeks Ended		52 Weeks Ended
	2/26/2012	2/27/2011	2/26/2012	2/27/2011
Net Sales	$43,676	$51,201	$193,254	$211,652
Cost of Sales	32,435	34,272	138,512	141,751
%	74.3%	66.9%	71.7%	67.0%
Gross Profit	11,241	16,929	54,742	69,901
%	25.7%	33.1%	28.3%	33.0%
Selling, General and Administrative Expenses	6,804	6,536	28,247	27,917
%	15.6%	12.8%	14.6%	13.2%
Restructuring Charge[1]	-	-	-	-
%	0.0%	0.0%	0.0%	0.0%
Earnings from Operations	4,437	10,393	26,495	41,984
%	10.2%	20.3%	13.7%	19.8%
Other Income[1]	203	228	808	645
%	0.5%	0.4%	0.4%	0.3%
Earnings before Income Taxes	4,640	10,621	27,303	42,629
%	10.6%	20.7%	14.1%	20.1%
Income Tax Provision	726	2,336	4,153	8,696
Effective Tax Rate	15.6%	22.0%	15.2%	20.4%
Net Earnings	3,914	8,285	23,150	33,933
%	9.0%	16.2%	12.0%	16.0%

1 Refer to "Reconciliation of GAAP to non-GAAP measures" above for information regarding Special Items.

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